Exhibit 14(b)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Lincoln Variable Insurance Products Trust – Growth Opportunities Fund dated February 12, 2007 and to the incorporation by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust of our report dated February 10, 2006 on the financial statements and financial highlights of the Growth Opportunities Fund of Lincoln Variable Insurance Products Trust included in the 2005 Annual Report to shareholders.

We also consent to the references to our firm under the caption “Financial Statements” in the Statement of Additional Information with respect to the Growth Opportunities Fund of Lincoln Variable Insurance Products Trust dated May 1, 2006, in the Registration Statement (Form N-1A)(Post-Effective Amendment No. 19 to File No. 33-70742; Amendment No. 21 to File No. 811-08090) of Lincoln Variable Insurance Products Trust, which is incorporated by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 8, 2007